Exhibit 99.1
Cannae Holdings, Inc. Announces Fourth Quarter and Full Year 2025 Financial Results

~ Quarterly and Full Year Results Call Scheduled for 5:00pm ET ~

Las Vegas, February 23, 2026 -- Cannae Holdings, Inc. (NYSE: CNNE) ("Cannae" or the "Company" has released its fourth quarter and full year 2025 financial results by posting them to its website. Please visit the Cannae website at www.cannaeholdings.com to view the fourth quarter and full year 2025 financial results, which are included in its Letter to Shareholders.

Conference Call

As previously announced, Cannae will host a conference call today, February 23, 2026 at 5:00pm (Eastern Time), to discuss its fourth quarter and full year 2025 results. The conference call can be accessed by dialing 1-844-826-3035 (domestic) or 1-412-317-5195 (international) and asking for the Cannae Holdings Fourth Quarter and Full Year 2025 Earnings Call. A telephonic replay will be available at the conclusion of the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671, and providing the access code 10206213. The telephonic replay will be available until 11:59 pm (Eastern Time) on March 9, 2026.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Company’s website at www.cannaeholdings.com. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.

We primarily acquire interests in operating companies and are actively engaged in managing and operating a core group of those companies. We believe that our long-term ownership and active involvement in the management and operations of companies helps maximize the value of those businesses for our shareholders. We are a long-term owner that secures control and governance rights of other companies primarily to engage in their lines of business and we have no preset time constraints dictating when we sell or dispose of our businesses.

Contacts

Jamie Lillis, Managing Director, Solebury Strategic Communications, 203-428-3223, jlillis@soleburystrat.com

Source: Cannae Holdings, Inc.